WATER PUMP PATENT LICENSE AGREEMENT

         This Agreement is entered into by and between Albert Mardikian ("Licensor") and Medina International Holdings, Inc. "MIH" and its subsidiaries ("Licensee") this 24STday of January, 2006 with reference to the following facts:

A. Licensor is the owner of the Patent for water pump for fire Rescue Jet boats with United States Patent number US 6,343,964 ("Patent"), Exhibit A, attached hereto, and incorporated herein by this reference, for a sub patent water pump patent only.

B. Licensee wishes to license such patent on an non-exclusive basis for the use of patent in the manufacture and sale of the Fire Rescue water crafts and boats world wide.

C. Licensor wishes to license to Licensee the right to use the Patent for water pump for the use set forth in paragraph B, immediately above.

NOW THEREFORE, the parties hereto agree as follows:

1. Grant of License. Licensor grants to Licensee an non-exclusive right to use and enjoy the benefits of the patents in using in the manufacturing of internally designed Fire Rescue Boats, and a non-exclusive right for boats which will be specified in exhibit A.

2.   Term and Payment, Minimum Amounts.

          2.1. Term and Payment: Licensee agrees to pay as a royalty for the use and enjoyment of the Patent, an amount equal to 1% up to January 31, 2008 and 1.5% for the period from February 1, 2008 to January 31, 2011. In case MIH and its subsidiary decide to use Vertical Engine pump systems, MIH & subsidiaries will pay 1.5%. ( MIH will pay for Albert Mardikian Fire Rescue Jet Design 1250 an amount equal to 2%) of the GROSS sale, less sales returns, for a period of Five (5) calendar years commencing on the date February 1, 2006. Royalties shall be determined on a half yearly basis, for the periods ending October 31 and April 30 of every year and shall be paid on the fifteenth of the month following the end of the determination period, except that upon the expiration of this Agreement the determination period shall end and Licensee shall determine the royalty amount and pay such amount fifteen (15) days after the expiration date of this Agreement.


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          2.2 Minimum Amounts : Notwithstanding  paragraph 2.1, above,  Licensor shall pay a minimum of six hundred dollars ($600.00) for the first quarter ending October 31, 2006 and every half yearly there after pro-rated for any period less than six months, and in the same manner as provided for in paragraph 2.1, above. This minimum payment is not in addition to that provided for in paragraph 2.1, but a minimum payment that is provided for in the event that a payment under paragraph 2.1 would be less than the minimum set forth in this paragraph 2.2.2.


3. Certain Restrictions. The license granted herein is subject to and limited by the following restrictions:


          3.1 Restrictive Terms. Licensee may use and enjoy the patent and/or Design only under the terms of this Agreement, however, Licensor may not offer or impose any terms on the use of the Patent and/or Design that alter or restrict the terms of this License or the Licensee's exercise of the rights granted, hereunder;

          3.2  Sub-License.  Licensee  may not  sub-license  the  patent  and/or
          Design.

4.   Representation and Warranties. Licensor represents and warrants as follows:

          4.1 Rights. Licensor has secured all rights in the patent and/or Design necessary to grant the license rights here to Licensee and permit the lawful exercise of the rights granted hereunder, to Licensee;

          4.2 Infringements. The use of the Licensor's patent and/or Design do not infringe the copyright, trademark, publicity rights, common law rights or any other right of any third party or constitute defamation, invasion of privacy or other tortuous injury to any third party.

          4.3 Sole Property. The Design is the sole property of the Licensor and no lien, mortgage, security interest or other encumbrance against the Design exists.

          4.4 Assignment. No share, interest, assignment, or other right to the Patent has been transferred, assigned or granted to any other party.


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          4.5 Good  Title.  Licensor  will at all times  have good  title to the patent and/or Design and will at all times keep the Design free and clear of all liens, encumbrances security interests and rights and claims of others except for the rights and claims arising under this Agreement.

          4.6 Without Warranties. Except as expressly stated in this license or otherwise agreed in writing, or required by applicable law, the Design is licensed on an "as is" basis, without warranties of any kind, either express or implied including, without limitation, any warranties regarding the use of the patents and or Design to produce profit.

5. Events of Default. Any one of the following occurrences shall constitute an event of default under this Agreement:

          5.1.1 Failure to make Payment. The failure of Licensee to make any royalty payment by its due date thereof;

          5.1.2 Bankruptcy. The filing of a voluntary or involuntary petition under any provision of a state or federal bankruptcy law by either party hereto.

          5.1.3 Other Default. The occurrence of any other default under this Agreement.

         If an event of default occurs under paragraph 5.1.1, above, Licensor may, in its sole discretion (i) declare all accrued but unpaid royalties immediately due and payable, without notice, unless otherwise required by applicable statute; (ii) declare this agreement canceled and of no further force and effect and Licensor shall have and may exercise any and all rights and remedies available at law or in equity. In the event of any other default under this Agreement the non-defaulting party shall deliver written notice of such default to the defaulting party and the defaulting party shall have fifteen (15) days after receipt of such written notice of default to cure the same. After such fifteen (15) day period, provided the defaulting party has not cured the default(s), the non-defaulting party shall have and may exercise any and all rights and remedies available at law or in equity.

6. Option to Renew. Licensor hereby grants Licensee an option to renew this Agreement to be effective at the expiration of the term, or any subsequent term of this Agreement, for an additional Five (5) year period. In order to exercise this option (i) Licensee must provide Licensor with written notice of its election to exercise the renewal option hereunder ninety (90) days prior to the expiration of the term of this Agreement and (ii) Licensee must not be in default under this Agreement.


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7.   Attorneys'  Fees and Costs.  If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorney's fees, costs and necessary disbursements in addition to any other relief to which that party may be entitled.

8. Entire Agreement. This Agreement supercedes any and all other agreements oral or in writing, between the parties hereto with respect to the matters set forth herein, and contains all of the covenants and agreements between the parties with respect to the Patent and/or Design. This Agreement applies only to the Patent and/or Design as set forth herein and to no other Patents or design rights except the agreement for the Design for Vortex. Each party to this agreement acknowledges that no representation, inducements, promises or agreements, orally or otherwise, have been made by any party, or anyone acting on behalf of any party, which are not embodied herein, and that no other agreement, statement or promise not contained in this agreement shall be valid or binding on either party. Any modification of this Agreement shall be effective only if it is in writing and signed by the parties hereto.

9. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and assigns.

10. Headings. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof

11. Amendment, Waiver. No provision of this Agreement may be waived or amended except in a written instrument signed, in the case of an amendment, by the Licensor and the Licensee or, in the case of a waiver, by the party against whom enforcement of any such waiver is sought. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right accruing to it thereafter.

12. Notices. Any notice, demand, request, consent or other communication which either party desires or is required to give to any other party shall be in writing and shall be deemed to have been given when either: (a) delivered in person or by facsimile transfer, or (b) sent by overnight courier or first-class registered or certified mail, postage pre-paid, return receipt requested, addressed to such party at the address set forth above. Either party may designate another address for itself at any time upon written notice to the other party


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13.  Interpretation.  Each party hereto has been  represented  by counsel of its choice, and this Agreement is not to be interpreted as if it was prepared by either party.

14. Authority. Each party signing on behalf of a party to this Agreement represents and warrants that he has all authority to bind that party to this Agreement.

15. Provision Unenforceable. If any provision of this License is invalid or unenforceable under applicable law, it shall not affect the validity or enforceability of the remainder of the terms of this License, and without further action by the parties to this agreement, such provision shall be reformed to the minimum extent necessary to make such provision valid and enforceable.

16. Governing Law. This Agreement shall be governed by, and construed in accordance with, the law of the State of California.

17. Agreement dated February 23, 2005 relating to Design of Vortex boat will remain as separate agreement and is not part of this new agreement. Each agreement will be honored separately.

IN WITNESS WHEREOF, the parties have executed this Agreement effective on the date first set forth above.

"Licensor"                                  "Licensee"

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Albert Mardikian                             By: Madhava Rao Mankal, CFO